Exhibit (h)(xx)(a)

FIRST AMENDMENT TO FUND PARTICIPATION AGREEMENT

This instrument (“Amendment”) amends that certain Fund Participation Agreement dated June 1, 2012 (the “Agreement”) between The Guardian Insurance & Annuity Company, Inc. and each Participating Fund, as defined in the Agreement.

WHEREAS, the parties desire to revise Exhibit A to reflect the addition of new Separate Account,

NOW, THEREFORE, In consideration of the mutual covenants contained in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Exhibit A to the Agreement is hereby deleted, and replaced with the Exhibit A attached hereto.

All other terms and provisions of the Agreement not amended shall hereby remain in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized officer of each party as of this 1st day of August, 2013.

THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.		THE DREYFUS CORPORATION

Signed:	/s/	Signed:	/s/

Name:		Name:

Title:		Title:

Date:		Date:

EACH PARTICIPATING FUND

Signed:	/s/

Name:

Title:

Date:

EXHIBIT A

Name of Separate Accounts

Separate Account N

Separate Account R